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                                   Exhibit 11
                   THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                        Calculation of Earnings Per Share
                    (In thousands, except per share figures)
                                   (Unaudited)


                                           Three Months Ended                 Nine Months Ended
                                                July 31,                           July 31,
                                           -------------------                -----------------
                                           1996          1995                 1996         1995
                                           ----          ----                 ----         ----
Primary:
- ---------
Net income                              $  4,669       $  2,820            $  8,130      $  3,700
                                        ========       ========            ========      ========
Weighted average
   number of common
   shares outstanding                     11,657         11,385              11,639        11,373
Contingently issuable
   shares                                    136            204                 102           207
                                        --------       --------            --------      --------
Weighted average
   number of common and
   common equivalent
   shares outstanding for
   earnings per share                     11,793         11,589              11,741        11,580
                                        ========       ========            ========      ========
Earnings per share                      $    .40       $    .24            $    .69      $    .32
                                        ========       ========            ========      ========

Fully Diluted:
- --------------
Net income                              $  4,669       $  2,820            $  8,130      $  3,700
                                        ========       ========            ========      ========
Weighted average
   number of common
   shares outstanding                     11,657         11,385              11,639        11,373
Contingently issuable
   shares                                    168            276                 154           207
                                        --------       --------            --------      --------

Weighted average
   number of common and
   common equivalent
   shares outstanding for
   earnings per share                     11,825         11,661              11,793        11,580
                                        ========       ========            ========      ========
Earnings per share                      $    .39       $    .24            $    .69      $    .32
                                        ========       ========            ========      ========



                                       18



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